Exhibit 12.1

Validus Holdings, Ltd.
Ratio of Earnings to Fixed Charges

	Six Months Ended June 30, 2011 (2)	Year Ended December 31, 2010	Year Ended December 31, 2009	Year Ended December 31, 2008	Year Ended December 31, 2007	Year Ended December 31, 2006

Earnings

Pre-tax (loss)/income from continuing operations	$(63,968)	$405,690	$893,648	$63,899	$404,501	$183,097

Validus:
Imputed interest on operating leases	227	601	715	562	657	39
2006 Junior Subordinated Deferrable Debentures	6,816	14,354	14,354	14,354	14,398	7,824
2007 Junior Subordinated Deferrable Debentures	6,057	12,114	12,732	14,704	8,938	—
2010 Senior Notes due 2040	11,194	20,770	—	—	—	—
Credit facilities	3,313	5,492	2,319	910	2,332	965
AlphaCat Re 2011	2,919	—	—	—	—	—
Talbot FAL facilities	63	333	542	255	658	—
Talbot other interest	—	—	—	(186)	620	—
Talbot third party FAL facility	—	2,807	14,183	27,281	24,808	—

Fixed Charges	30,589	56,471	44,845	57,880	52,411	8,828

Earnings	(33,379)	462,161	938,493	121,779	456,912	191,925

Fixed Charges	30,589	56,471	44,845	57,880	52,411	8,828

Ratio of Earnings to Fixed Charges	—	8.18	20.93	2.10	8.72	21.74

Earnings

Pre-tax (loss)/income from continuing operations	$(63,968)	$405,690	$893,648	$63,899	$404,501	$183,097

Validus:
Imputed interest on operating leases	227	601	715	562	657	39
2006 Junior Subordinated Deferrable Debentures	6,816	14,354	14,354	14,354	14,398	7,824
2007 Junior Subordinated Deferrable Debentures	6,057	12,114	12,732	14,704	8,938	—
2010 Senior Notes due 2040	11,194	20,770	—	—	—	—
Credit facilities	3,313	5,492	2,319	910	2,332	965
AlphaCat Re 2011	2,919	—	—	—	—	—
Talbot other interest	—	—	—	(186)	620	—

Fixed Charges Excluding FAL Costs (1)	30,526	53,331	30,120	30,344	26,945	8,828

Earnings	(33,442)	459,021	923,768	94,243	431,446	191,925

Fixed Charges Excluding FAL Costs (1)	30,526	53,331	30,120	30,344	26,945	8,828

Ratio of Earnings to Fixed Charges Excluding FAL Costs (1)	—	8.61	30.67	3.11	16.01	21.74

(1)   FAL Costs represent both fixed and variable costs paid for financing Validus’ operations at Lloyd’s. The ratio of earnings to fixed charges excluding FAL Costs demonstrates the degree to which the ratio changes if FAL Costs are treated as variable rather than fixed costs.

(2)   Earnings were inadequate to cover fixed charges. $63,968 represents the amount of the coverage deficiency.

Unaudited Pro forma Condensed Combined Consolidated Ratio of Earnings to Fixed Charges for Validus Holdings, Ltd. and Transatlantic Holdings, Inc. for the Year Ended December 31, 2010

	Pro forma Combined	Elimination	Transatlantic Re
	Year Ended December 31, 2010	Year Ended December 31, 2010	Year Ended December 31, 2010

Earnings

Pre-tax income from continuing operations	$800,695	$(77,783)	$472,788

Validus:
Imputed interest on operating leases (1)	601	—	—
2006 Junior Subordinated Deferrable Debentures	14,354	—	—
2007 Junior Subordinated Deferrable Debentures	12,114	—	—
2010 Senior Notes due 2040	20,770	—	—

Credit facilities	21,742	16,250	—
Talbot FAL facilities	333	—	—
Talbot other interest	—	—	—

Talbot third party FAL facility	2,807	—	—
Transatlantic:
Interest expense	68,272	—	68,272

Fixed Charges	140,993	16,250	68,272

Earnings	941,688	(61,533)	541,060

Fixed Charges	140,993	16,250	68,272

Ratio of Earnings to Fixed Charges (2)	6.68	NM	7.93

Earnings

Pre-tax income from continuing operations	$800,695	$(77,783)	$472,788

Validus:
Imputed interest on operating leases (1)	601	—	—
2006 Junior Subordinated Deferrable Debentures	14,354	—	—
2007 Junior Subordinated Deferrable Debentures	12,114	—	—
2010 Senior Notes due 2040	20,770	—	—
Credit facilities	21,742	16,250	—
Talbot other interest	—	—	—
Transatlantic:
Interest expense	68,272	—	68,272

Fixed Charges Excluding FAL Costs (3)	137,853	16,250	68,272
Earnings	938,548	(61,533)	541,060

Fixed Charges Excluding FAL Costs (3)	137,853	16,250	68,272

Ratio of Earnings to Fixed Charges Excluding FAL Costs (2),(3)	6.81	NM	7.93

(1)   No imputed interest on Transatlantic’s operating leases as any estimates would be unreliable without access to lease agreements.

(2)   NM — not meaningful

(3)   FAL Costs represent both fixed and variable costs paid for financing Validus’ operations at Lloyd’s. The ratio of earnings to fixed charges excluding FAL Costs demonstrates the degree to which the ratio changes if FAL Costs are treated as variable rather than fixed costs.

Unaudited Pro forma Condensed Combined Consolidated Ratio of Earnings to Fixed Charges
for Validus Holdings, Ltd. and Transatlantic Holdings, Inc. for the Six Months Ended June 30, 2011

	Pro forma Combined	Elimination	Transatlantic Re
	June 30, 2011 (3)	June 30, 2011	June 30, 2011 (4)

Earnings

Pre-tax loss from continuing operations	$(200,970)	89,023	$(226, 025)

Validus:
Imputed interest on operating leases (1)	227	—	—
2006 Junior Subordinated Deferrable Debentures	6,816	—	—
2007 Junior Subordinated Deferrable Debentures	6,057	—	—
2010 Senior Notes due 2040	11,194	—	—
Credit facilities	11,438	8,125	—
AlphaCat Re 2011	2,919	—	—
Talbot FAL facilities	63	—	—
Talbot other interest	—	—	—
Talbot third party FAL facility	—	—	—
Transatlantic:
Interest expense	33,587	—	33,587

Fixed Charges	72,301	8,125	33,587

Earnings	(128,669)	97,148	(192,438)

Fixed Charges	72,301	8,125	33,587

Ratio of Earnings to Fixed Charges	—	NM	—

Earnings

Pre-tax loss from continuing operations	$(200,970)	89,023	$(226,025)

Validus:
Imputed interest on operating leases (1)	227	—	—
2006 Junior Subordinated Deferrable Debentures	6,816	—	—
2007 Junior Subordinated Deferrable Debentures	6,057	—	—
2010 Senior Notes due 2040	11,194	—	—
Credit facilities	11,438	8,125	—
AlphaCat Re 2011	2,919	—	—
Talbot other interest	—	—	—
Transatlantic:
Interest expense	33,587	—	33,587

Fixed Charges Excluding FAL Costs (2)	72,238	8,125	33,587

Earnings	(128,732)	97,148	(192,438)

Fixed Charges Excluding FAL Costs (2)	72,238	8,125	33,587

Ratio of Earnings to Fixed Charges Excluding FAL Costs (2)	—	NM	—

(1)             No imputed interest on Transatlantic’s operating leases as any estimates would be unreliable without access to lease agreements.

(2)            FAL Costs represent both fixed and variable costs paid for financing Validus’ operations at Lloyd’s. The ratio of earnings to fixed charges excluding FAL Costs demonstrates the degree to which the ratio changes if FAL Costs are treated as variable rather than fixed costs.

(3)             Earnings were inadequate to cover fixed charges. $200,970 represents the amount of the coverage deficiency.

(4)             Earnings were inadequate to cover fixed charges. $226,025 represents the amount of the coverage deficiency.